Exhibit 99.1

New York Analyst Meeting December, 2009 1
Good afternoon!
•	I am Russ Strobel, Chairman, President and Chief Executive Officer of Nicor Inc.
•	With me today are Rick Hawley, Executive Vice President and Chief Financial Officer and Kary Brunner, our Director of Investor Relations.

Agenda Long-term Objectives Business Overview and Strategies Financial Update Regulatory Update Wrap-up 2
•	Here is today’s agenda.
•	I’ll start by briefly covering our long-term objectives.
•	Followed by an overview of our gas distribution business.
•	Rick will then follow with an overview of our unregulated businesses and give a brief financial and regulatory update.
•	I’ll then return to wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission. 3
•	Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.
•	Please keep this in mind when asking your questions and considering our responses.

Primary Businesses Gas Distribution Containerized Shipping Retail Energy Services Wholesale Energy Services 4
•	As many of you know, Nicor continues to be built on the foundation of two core businesses.
•	Our natural gas distribution segment, Nicor Gas, and
•	Our containerized shipping segment, Tropical Shipping.
•	We also have other energy-related businesses, which are built on the:
•	assets,
•	expertise,
•	customer base,
•	reputation, and
•	location of Nicor Gas.

Objectives and Strategies Steady long-term earnings growth Maintain high returns on equity Pay solid dividend Maintain and enhance financial performance in gas distribution business Expand and enhance shipping business Increase marketing channels and geographically expand retail businesses Capitalize on capabilities and expand offerings in wholesale energy businesses Maintain financial strength Financial Objectives Key Strategies 5
•	Over the years, we have remained committed to three simple objectives:
•	providing steady long-term earnings’ growth,
•	maintaining high returns on equity, and
•	paying a solid dividend.
•	To achieve these objectives, we are committed to actions that will improve our performance:
•	Maintain and enhance the financial performance of our gas distribution business.
•	Capitalize on core capabilities, and expand and enhance our shipping business.
•	Increase marketing channels and geographically expand our retail energy businesses.
•	Capitalize on capabilities and expand our offerings in our wholesale energy services business.
•	We will also focus on maintaining our “best in class” financial strength.

Business Strategies Business Strategies Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team 6
•	Our approach to grow our business over the long-term has been and will remain disciplined and systematic.
•	Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.
•	I believe we have several factors that will contribute to our long-term success including:
•	a strong financial position,
•	a large customer base,
•	strategic locations and assets, and
•	successful unregulated businesses.
•	Supporting these distinguishing qualities is a solid and diverse management team.
•	Let me now discuss our gas distribution business and related strategies in more detail.

Nicor Gas Profile Nicor Gas Profile Gas distribution 2.2 million customers in northern Illinois Diverse customer base Customer growth Premium service territory Operating efficiency Significant supply assets Strategic location Solid balance sheet 7
•	Our primary business is Nicor Gas.
•	One of the largest natural gas distributors in the nation.
•	Serves nearly 2.2 million customers in northern Illinois — excluding the city of Chicago.
•	A well-deserved reputation for providing safe, reliable, cost effective service.
•	A good market for natural gas:
•	a diverse mix of industries
•	a high demand for space heating.
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•	At or near the top for most efficiency measures in our industry, which contributes to our long history of low base rates.
•	Significant underground storage assets — about 150 BCF of annual storage capacity.
•	Strategically located on the nation’s Midwest natural gas pipeline grid– with access to 8 interstate pipelines.
•	Continue to pay a solid dividend (around 4.5% yield).

Nicor Gas Challenging economic environment Highly volatile gas prices Demand erosion Increased costs of doing business Sustain financial performance Continue to improve operating effectiveness Manage controllable cost increases Provide safe, reliable and quality customer service Business Environment Key Strategies 8
•	One of our key objectives is to sustain and enhance the financial performance of our gas distribution business.
•	We’ve taken significant steps in 2009 to accomplish this with our rate case results and continued focus on cost containment.
•	Nicor Gas is a low cost provider when compared to other gas distribution companies in Illinois and in the country.
•	The economic environment in our service territory, like many other parts of the country is challenging.
•	And, as we have witnessed over the last 12-18 months, natural gas prices are highly volatile.
•	These factors impact our business in many ways –
•	Residential customers are more apt to conserve energy,
•	Demand diminishes; and
•	Bad debt and other operating costs increase.
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•	These challenges, when added to other increasing costs, such as labor-related expenses, investments in technology and gas delivery system improvements, can put pressure on our operating results.
•	To mitigate these factors, we have and we will continue our focus on:
•	achieving new levels of efficiencies,
•	managing operating costs we can control,
•	improving the overall effectiveness of our operations, and
•	filing for rate relief on a timely basis.
•	2009 is shaping up to be a another great example of how this focus has continually produced meaningful results.
•	Let me now turn things over to Rick who will discuss our unregulated businesses and provide a financial and regulatory update.

Tropical Shipping Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins and internal cash flow Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team 9
•	Thanks Russ.
•	Our second largest business is Tropical Shipping.
•	Tropical Shipping is:
•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.
•	It is one of the largest transporters of containerized cargo in its service territory.
•	It is a niche player with assets customized for its region.
•	It has leading market shares in most of the ports it serves.
•	It is built on a reputation for on-time, high-quality service.
•	It generates strong margins with good internal cash flow.
•	And, it has an experienced and capable management team.

Tropical Shipping Tax-related benefits Economic and competition pressure on price and volumes Volatile fuel prices Stricter homeland security requirements Changing trade patterns Continue to grow and expand the business Strategic niche acquisitions Focus on cost controls Grow high margin LCL and insurance businesses Seize new trans-shipment opportunities Improve service delivery, reliability and asset utilization Business Environment Key Strategies 10
•	Long-term, Tropical is expected to continue to post solidly profitable financial results. In 2009, Tropical is benefiting from tax savings attributable to our 2006 restructuring, which capitalized on provisions of the American Jobs Creation Act. The corporate restructure essentially allowed, in certain circumstances, Tropical’s income to not be subject to current federal taxation.
•	While we expect Tropical to be solidly profitable, looking ahead, Tropical’s performance also has challenges –
•	Economic concerns (both the United States and Caribbean), as well as, ongoing competition, both of which can impact our rates and volumes;
•	Highly volatile fuel prices (which tend to impact customer inventory levels and imports),
•	Potentially higher costs caused by stricter homeland security requirements,
•	And changes in global trading patterns (caused by homeland security constraints, more direct purchases from Far East, and higher U.S. duty rates compared to Caribbean produced goods).
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•	Still, over the years, Tropical has been able to grow its business through a combination of –
•	Opportunistic expansion, and
•	Niche acquisitions.
•	In fact, just last month, we purchased Deluxe Freight, a provider of less-than-container load (LCL) and full-container load (FCL) consolidation services into the Cayman Islands. While this acquisition was small, representing less than 1% of Tropical’s total volumes, Deluxe represents a great fit in continuing Tropical’s strategic expansion of logistic services to benefit our Caribbean customers.
•	As a reminder, in 2008, Tropical acquired the assets of Caribtrans, Inc, a provider of LCL and FCL consolidation services from the United States to the Caribbean and Central America. The Caribtrans’ acquisition, like Deluxe, is an exceptional strategic fit for us and increases our LCL business into markets that are important to our long-term success. Expansion of this higher margin LCL business is a key element of our business plan going forward.
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•	Going forward, the company plans to continue with this approach and expects to further increase its market position by –
•	Intensifying its focus on cost reduction efforts to preserve margins,
•	Expanding its high margin less-than-container load and cargo insurance businesses,
•	Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns, and
•	Continuing to improve service delivery, reliability and asset utilization to maintain our competitive advantage.

Other Energy Ventures Wholesale Services Retail Services HVAC Energy Warranty Enerchange Midstream Retail Services Energy Warranty HVAC Retail Services Energy Warranty Midstream HVAC Retail Services Energy Warranty Enerchange Midstream HVAC Retail Services Energy Warranty Wholesale Services Enerchange Midstream HVAC Retail Services Energy Warranty 11
•	Let me now turn to our other energy ventures, which we look at as a key component of our business strategies.
•	Unlike our utility, an environment of volatile gas costs tends to increase the demand for many of our other energy ventures products and services.
•	The primary activities of our other energy ventures include retail energy-related products and services and natural gas wholesale marketing and other gas supply management services.
•	Let me discuss each of these businesses in a little more detail.

Other Energy Ventures Retail Services Other Energy Ventures Retail Services Provide customers with industry leading energy management and warranty solutions Warranties Utility Line Coverage gas and electric line protection Heating/Air Conditioning Coverage repair and maintenance plans Energy Utility-bill management products Fixed Bill plans Commodity price protection plans HVAC Installation and Repair Services Mitigates weather risk at utility 12
•	Businesses under our Retail Services platform offer a range of energy-related products and services including:
•	A diverse portfolio of warranty plans that provide protection for inside gas and electric lines, heating and cooling systems and other home coverage.
•	Unique utility bill management products that protect customers from volatile energy bills in an environment of increasing energy price instability and unpredictable weather.
•	HVAC-related installation, repair and indoor air quality solutions that focus on energy efficiency, while providing a healthier living environment.
•	These businesses have made meaningful contributions to our overall earnings in recent years. Their outlook for continued long-term contributions to earnings remains positive.
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•	We also get another benefit from our other energy-related ventures.
•	One of our utility-bill management products, provides a natural and partial offset to the weather risk at our gas distribution business.
•	The amount of the offset will vary depending on a number of factors, but has generally approximated from around 30 to 65 percent.

Retail Services Strategic Initiatives Continued geographic expansion Increasing market share in existing territories Continued development of sales channels Optimize our best practices' call center Improve operating efficiencies For J.D. Power and Associates Certified Call Center Program information, visit www.jdpower.com "An Outstanding Customer Service Experience" SM 13 13
•	For our retail services, we continue to take a prudent and structured approach to developing this segment by:
•	Pursuing expansion opportunities into new markets. We have expanded our warranty platform by becoming licensed to do business in 43 states.
•	As we expand our warranty business into other regions, we continue to focus on new, cost-effective marketing channels that provide scale through additional strategic alliances and utility partnerships. We’ve had success in our efforts including the establishment of relationships with 2 large midwest utilities.
•	In order to build customer relationships and business partnerships, we also continue to leverage our unique capabilities such as our call center operations that have been recognized by JD Power for excellence in customer service over the past three years in a row.
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•	With our energy business, we have also expanded geographically into other regions of northern Illinois with the introduction of our commodity products to consumers and small businesses during 2008 and 2009.
•	While we grow the business, we also continue to focus on the enhancement of our operating and back-office efficiencies.

Other Energy Ventures Wholesale Services Wholesale Services Wholesale Services Enerchange - Wholesale marketing and trading of natural gas supply-related services Provides physical commodity and risk support for our Retail Services products Administers and markets Chicago Hub for our utility Midstream - Identifies and supports new storage asset development 14
•	Turning to our wholesale supply-related businesses — starting with Nicor Enerchange.
•	Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets to support its marketing efforts.
•	It provides services to intrastate and interstate pipelines, gas producers, LDCs, power generators, natural gas marketers and brokers, and commercial/industrial end-users.
•	By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.
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•	In addition to its storage and trading efforts, Enerchange also –
•	Procures commodity, and manages the financial derivatives and risks to support certain products offered by our retail services platform, and
•	Administers and markets the Chicago Hub on behalf of Nicor Gas — a business that provides interruptible transportation and storage services to wholesale pipeline shippers and marketers doing business at the Chicago city gate using any underutilized capacity our utility has available.

Wholesale Services Strategic Initiatives Leased Storage ANR NGPL Nicor Gas Interstate Pipeline Grid Continue to build customer base including producers, large end users, LDC's and marketers Expand scope of supply-related assets under management (i.e. Central Valley Gas Storage) Storage Project Central Valley Gas Storage 15
•	We are looking to expand our wholesale energy operations by concurrently growing our customer base and control of assets supporting the customer base to build earnings, while managing risk to improve our long-term earnings.
•	We are also looking to develop new storage facilities that we can market and manage with our Hub services’ expertise, such as our previously announced Central Valley Gas storage project in California.
•	Let me turn now to a brief financial and regulatory update.

Financial Update Nine Months Ended EPS 2009 2008 Reported diluted EPS 1.77 1.58 16
•	As we reported in October, our 2009 nine months ended diluted earnings per share were $1.77, compared to $1.58 per share for the same period in 2008.
•	Earnings for the nine months ended September 30, 2009, compared to 2008, reflect higher operating income in the company’s gas distribution and other energy-related businesses, partially offset by lower operating results in the company’s shipping business and lower corporate operating results. The nine-month-ended comparisons also reflect lower interest income and a higher effective income tax rate; partially offset by higher pretax equity investment income in 2009.
•	Further details are contained in the 2009 third quarter 10-Q which we filed on October 30th. A copy of this 10-Q can be found in the investor section of our website at www.nicor.com.

Financial Update Financial Update 2009 Financial Outlook Earnings per share estimate provided in 2009 third quarter earnings' announcement on October 30, 2009 indicated a range of $2.69 to $2.89 per share Estimate increased from previous 2009 guidance of $2.54 to $2.74 per share provided in second quarter earnings call Includes gain on ENE sale of $.09 per share Estimate assumed, among other things, normal weather for the remainder of the year Estimate excluded impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review, other contingencies or changes in tax laws 17
•	Let me now move to a look at our earnings guidance for 2009.
•	We indicated in our third quarter 2009 earnings release on October 30, 2009 and the related conference call, that our 2009 earnings per share estimate would be in the range of $2.69 to $2.89; an increase from the previous guidance of $2.54 to $2.74 provided in our second quarter earnings call. As a reminder, this estimate included approximately $.09 per share for the positive impact of the first quarter 2009 sale of our equity interest in EN Engineering. The upward revision to our guidance reflected improved earnings’ expectations for our gas distribution business, offset, in part, by a reduction in expected earnings in the shipping business.
•	With these forecasted results, we continue to deliver high returns on equity. Historically, Nicor has been in the upper quartiles among its peers in those returns. We also continue to see very strong cash flows with projected EBITDA well in excess of $400 million annually.
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•	Our outlook, in the third quarter earnings’ call, assumed normal weather for the remainder of the year, but excluded, among other things, any future impacts associated with the ICC’s PBR plan/PGA review, other contingencies or changes in tax laws. Our estimate also did not reflect the future variability in earnings due to fair value accounting adjustments and other impacts that could occur because of future volatility in the natural gas markets.
•	As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

Rate Case Results ICC Order approves the following: Base Revenue Increase-$80 million Return on Equity-10.17% Rate Base-$1.34 billion Return on Rate Base-8.09% Ten year average for weather-5,600 normal degree days Recognition of higher operating costs, including bad debt expense 18
•	Let me now discuss a few more of the details of our recent rate case decisions and other regulatory actions. Nicor Gas had requested an increase in its base rates to recover the rising costs of operating its distribution system and increased capital investment.
•	On October 7, 2009, the Illinois Commerce Commission (ICC) approved an $11 million increase in annual base revenues as part of its decision on rehearing in our Nicor Gas rate case. You may recall that the ICC had granted our request for rehearing on the capital structure contained in the ICC’s March rate order. In its rehearing decision, the ICC reduced the amount of short term debt imputed in our capital structure for rate making purposes from about $256 million to about $128 million, raising our rate of return on rate base from 7.58 percent to 8.09 percent. New rates became effective October 15, 2009 on a prospective basis. This $11 million increase is incremental to the $69 million increase approved in the ICC’s March 2009 rate order. Therefore, the total annual base revenue increase resulting from the rate case originally filed by Nicor Gas in April 2008 is approximately $80 million.
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In granting the $80 million revenue increase, the ICC orders approved:
•	an authorized return on equity of 10.17 percent;
•	an authorized return of 8.09 percent (up from 7.58 percent in March 2009 order) on a rate base of $1.34 billion;
•	a recognition in base rates of our increased operating costs, including higher bad debt expenses;
•	an energy efficiency rider to fund various energy efficiency programs;
•	a 10-year average for weather normalization reducing Nicor Gas’ normal degree-days from 5,830 to 5,600, beginning in 2009;
•	an increased monthly customer charge to about $13.55 from the previous $8.40. Roughly 80% of our fixed costs are now expected to be recovered through the monthly customer charge. And,
•	a franchise gas rider allowing full recovery of related costs (previously, recovery of estimated future costs was through a rate filing; making them subject to gas price volatility).
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•	In addition, Nicor Gas recovers the commodity costs for gas provided to its customers through a forward looking Purchased Gas Adjustment (PGA) rider that is updated monthly.
•	As a side note, new Illinois legislation was passed earlier this year calling for increased energy efficiency expenditures, low income programs and the option of a bad debt tracker.
•	In September 2009, Nicor Gas filed for approval of a bad debt rider with the ICC. The ICC has 180 days to approve, or modify and approve, the company’s proposed bad debt rider. This rider, if approved, would provide for recovery from customers of the amount over the benchmark for bad debt expense established in the Company’s rate cases. It would also provide for refunds to customers if bad debt expense was below such benchmarks.

Illinois Gas Utility Comparison Annual Natural Gas Delivery Charges to Average Residential Customers Nicor Gas CILCO N.Shore *Weighted CIPS IL Power Peoples Current Charges 182 262 315 353 301 323 413 Rate Case Approved 34 * Weighted average (excluding Nicor Gas) current rates effective October 15, 2009. Average Based on rates approved or proposed to the ICC applied to Nicor Gas' average 2009 residential space heating customer use of 1,088 therms $216 19
As we have stated in the past, the rate relief received in 2009 is a significant step in maintaining the financial metrics of our utility for the benefit of our customers, our employees and our investors who provide the capital necessary for our business.
Bear in mind, Nicor Gas customers have long benefited from the lowest natural gas delivery charges of any Illinois utility and among the lowest rates in the nation.
Even with this recent rate increase, our typical residential customers benefit from delivery costs that are nearly 40% lower annually than they would be under the rates charged on average to all other Illinois residential gas consumers.
Finally, let me give you a brief update on the PBR matter. As a reminder, Nicor Gas submitted its direct testimony in April 2007, in accordance with the scheduling order from the ICC’s administrative law judges. In its testimony, Nicor Gas seeks reimbursement of about $6 million. In September 2009, the Citizen’s Utility Board, the Attorney General’s office and the ICC Staff filed direct testimony to the proceeding. The Citizen’s Utility Board is requesting that Nicor Gas refund customers approximately $286 million; the Attorney General’s office seeks a $255 million refund to customers; and the ICC Staff requests a $109 million refund to customers. No date has been set for evidentiary hearings on this matter. And we can not be sure when the proceedings will conclude or the outcome. The next status hearing is scheduled for March 2010.
That concludes my remarks, let me now turn things over to Russ for a wrap-up.

Key Messages Financial strength Rate relief helps in offsetting higher operating costs and the economic slowdown that put pressure on gas distribution operating results Mitigate cost pressures at our gas distribution business through a relentless focus on cost management activities Unregulated businesses continue to be solidly profitable, despite their own unique challenges Experienced and dedicated leadership team Focused on delivering quality service and being good corporate citizens Wrap-Up 20
•	Thanks Rick. In closing, let me stress a few key points.
•	First, Nicor is a financially strong company.
•	Our AA credit ratings are the highest in the gas utility industry.
•	We’ve continued to pay a solid dividend and maintain our solid returns on equity and healthy EBITDA levels.
•	And, as Rick mentioned, our consolidated 2009 performance for the first nine months exceeded our initial estimates, allowing us to increase our annual earnings guidance in our third quarter earnings call.
•	However, like the rest of our industry, we are operating in a challenging business environment.
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•	Although Nicor Gas continues to set the standard for safe, reliable, cost-effective service, we also continue to feel the impact of higher operating costs, the economic slowdown, and customer conservation measures.
•	The rate relief granted to Nicor Gas is an important step in addressing some of these challenges. That decision provides the foundation for maintaining good financial performance of this core business.
•	Importantly, over the years, results at Nicor Gas have benefited from our intense focus on cost management activities.
•	These activities have helped to mitigate some of the negative pressure on our operating results and continued success in our cost containment efforts remains critical to achieving our overall targets.
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•	Our shipping business, Tropical, despite the challenges presented by a changing market, is delivering solid operating profits; unlike the operating losses we are seeing in 2009 at many other shipping entities.
•	Tropical management has been effective in dealing with the competitive, economic and cost pressures of that business in the past and we expect, over the long term, they will continue to do so.
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•	Regarding our other energy-related ventures, over the last several years, these businesses have become a meaningful earnings’ platform for Nicor, and we also believe that over the long-term that will continue.
•	Finally, although all of our businesses have their own unique challenges, whether it’s managing costs, delivering quality service, or being good corporate citizens, I am confident that the employees of Nicor have the energy and spirit to accomplish our objectives and to rise to the challenges that we face.

Visit our website: www.nicor.com 21
•	We thank you for your interest in our company and we will now open the floor for questions.